EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2005, included in Granite City Food & Brewery Ltd.’s Form 10-KSB, as amended, for the year ended December 28, 2004, and to the reference to our Firm under the caption “Experts” included in this registration statement.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
Schechter Dokken Kanter Andrews & Selcer Ltd.

Minneapolis, Minnesota
November 16, 2005